    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2004.

                                                      REGISTRATION NO. 333-78843
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                         THE HOUSTON EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   22-2674487
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                         1100 LOUISIANA ST., SUITE 2000
                            HOUSTON, TEXAS 77002-5215
                                 (713) 830-6800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------------

                              Agent for Service:                                          Copies of Communications to:
                                JOHN H. KARNES                                              CHRISTINE B. LAFOLLETTE
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER                              KING & SPALDING LLP
                        1100 LOUISIANA ST., SUITE 2000                                   1100 LOUISIANA ST., SUITE 4000
                           HOUSTON, TEXAS 77002-5215                                       HOUSTON, TEXAS 77002-5213
                                (713) 830-6800                                                   (713) 751-3200
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               -------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: This post-effective amendment removes from registration those securities of the Houston Exploration Company that remain unsold hereunder as of the effective date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -------------------

     THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(c) OF THE SECURITIES ACT OF 1933, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(c), MAY DETERMINE.

                               -------------------

================================================================================

                          DEREGISTRATION OF SECURITIES

     On May 20, 1999, The Houston Exploration Company (the "Company") filed a registration statement on Form S-3 (No. 333-78843) with the Securities and Exchange Commission registering the sale by the Company from time to time on a delayed basis of its common stock, preferred stock, depositary shares and debt securities up to an aggregate initial public offering price of $250,000,000. The Commission declared the registration statement effective on May 25, 1999. On February 24, 2003, we filed a prospectus supplement pursuant to Rule 424(b)(5) to the prospectus contained in the registration statement for the sale of 3,000,000 shares of our common stock for an aggregate offering price of $80,250,000. All of these shares were sold.

     We now have terminated the offering with respect to the securities that remain unsold under this registration statement as of the date hereof, which represent an aggregate public offering price of $169,750,000. In accordance with the undertaking contained in Part II, Item 17(3) of the registration statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to remove from registration all of those securities that remain unsold. Accordingly, we hereby deregister securities with an aggregate initial public offering price of $169,750,000. The registration statement is hereby amended, as appropriate, to reflect this deregistration of securities.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 15, 2004.


                                      THE HOUSTON EXPLORATION COMPANY

                                      By: /s/ WILLIAM G. HARGETT
                                          --------------------------------------
                                          William G. Hargett
                                          President and Chief Executive Officer


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